REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              CH ENERGY GROUP, INC.
               (Exact name of Company as specified in its charter)

           NEW YORK                                              14-1804460
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                284 South Avenue
                        Poughkeepsie, New York 12601-4879
                    (Address of principal executive offices)

                              CH ENERGY GROUP, INC.
               DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN
                              (Full title of plan)

                                   ----------

                               LINCOLN E. BLEVEANS
                               CORPORATE SECRETARY
                              CH ENERGY GROUP, INC.
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879
                              (845) 452-2000
                    (Name and address of agent for service)

                                   Copies to:
                               JOHN E. GOULD, ESQ.
                                THOMPSON HINE LLP
                            ONE CHASE MANHATTAN PLAZA
                          NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680
          (Telephone number, including area code, of agent for service)

----------

CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
Title of securities       Amount to be       Proposed            Proposed               Amount of
to be registered          registered         maximum offer       maximum                registration fee
                                             price per unit      aggregate offering
                                                                 price
--------------------------------------------------------------------------------------------------------
Deferred                  $22,750,000(1)     N/A                 $22,750,000(1)         $1,840.48(2)
Compensation
Obligations(1)
--------------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of CH Energy Group, Inc. to pay deferred compensation in the future in accordance with the terms of the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      This Registration Statement on Form S-8 is being filed by CH Energy Group, Inc. (the "Registrant" or the "Corporation") with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), (i) deferred compensation obligations of the Corporation, which are fully described in the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan, as amended, filed as
Exhibit 10(iii)26 hereto (the "Plan") and (ii) an indeterminate amount of interests to be offered or sold pursuant to the Plan.

      The document(s) containing the information concerning the Plan specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the Participants in the Plan, as specified by Rule 424(b)(1) under the Securities Act. In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the SEC either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Corporation with the SEC pursuant to the Securities and Exchange Act of 1934 ("Exchange Act"), are hereby incorporated by reference into this Registration Statement:

      1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

      2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

      3. The Corporation's Current Reports on Form 8-K filed February 3, 2003, April 23, 2003, June 25, 2003, July 22, 2003, September 2, 2003 and October 22,
2003.

      In addition to the foregoing, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      The obligations of the Corporation registered hereunder (the "Obligations") are unsecured general obligations of the Company to pay the value of deferred compensation accounts in accordance with the terms and conditions of the Plan. The Obligations registered hereby are fully described in the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan, as amended, filed as Exhibit 10(iii)26 hereto. The filing of this Registration Statement on Form S-8 is not, and should not be construed as, an admission that the Obligations constitute securities as defined by any applicable federal, state or local law, or that registration of the Obligations is required under any such law.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The legality of the Corporation's Obligations will be passed upon for the Corporation by Thompson Hine LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 721 through 726 of the Business Corporation Law of the State of New York ("BCL") provide for indemnification of the Corporation's officers and directors under certain conditions and subject to specific limitations. The BCL permits New York corporations to supplement the statutory indemnification with additional "non-statutory" indemnification for directors and officers meeting a specified standard of conduct and to advance to officers and directors litigation expenses under certain circumstances. As permitted by the BCL,
Article VI of the Corporation's By-Laws provides for indemnification of, and advancement of litigation expenses incurred by, directors and officers of the Corporation.

      The Corporation has also obtained insurance providing for indemnification of directors and officers against certain expenses and liabilities, subject to certain retention and co-insurance provisions. In addition, the Corporation has entered into agreements with the officers and directors of the Corporation providing for indemnification for the liability of officers and directors of the Corporation in excess of losses indemnified under the Corporation's By-Laws, said insurance policies and/or the BCL plus $1,000.

Such indemnification agreements do not cover acts committed in bad faith or acts which were the result of active and deliberate dishonesty or judgments rendered pursuant to Section 16(b) of the Exchange Act.

      Furthermore, Article 6 of the Restated Certificate of Incorporation of the Corporation limits, with certain exceptions, the personal liability of a director of the Corporation to the Corporation or its shareholders for damage for any breach of duty in such capacity to the fullest extent permitted by the BCL.

ITEM 8. LIST OF EXHIBITS

      See Exhibit Index.

ITEM 9. UNDERTAKINGS

A. UNDERTAKING TO UPDATE ANNUALLY

      The Corporation hereby undertakes:

      (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

      The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions of the Corporation's By- Laws, the BCL or otherwise, the Corporation has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poughkeepsie, State of New York, on the 29th day of October, 2003.

                                        CH ENERGY GROUP, INC.


                                        By:     /s/ PAUL J. GANCI
                                            -------------------------
                                            Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 29, 2003.

--------------------------------------------------------------------------------
      Signature                             Title                     Date
--------------------------------------------------------------------------------
(a)   Principal Executive
      Officer:                     Chairman of the Board        October 29, 2003


 /s/ PAUL J. GANCI
----------------------------
     (Paul J. Ganci)
--------------------------------------------------------------------------------
(b)   Principal Financial          Chief Financial Officer      October 29, 2003
      Officer:


 /s/ CHRISTOPHER M. CAPONE
----------------------------
  (Christopher M. Capone)
--------------------------------------------------------------------------------
(c)   Principal Accounting         Vice President -             October 29, 2003
      Officer:                     Accounting and Controller


  /s/ DONNA S. DOYLE
----------------------------
     (Donna S. Doyle)
--------------------------------------------------------------------------------
(d)   A majority of Directors:

      Heinz K. Fridrich*; Edward F.X. Gallagher*; Paul J. Ganci*; Stanley J. Grubel*; E. Michael Kruse, Steven M. Fetter, Steven V. Lant, Directors


      By:    /s/ PAUL J. GANCI                                  October 29, 2003
         -------------------------
              (Paul J. Ganci)

* Paul J. Ganci, by signing his name hereto, does thereby sign this document for himself and on behalf of the persons named above after whose printed name an asterisk appears, pursuant to powers of attorney duly executed by such persons and filed with the SEC as Exhibit 24 hereof.

--------------------------------------------------------------------------------

                                  EXHIBIT INDEX

      Following is the list of Exhibits, as required by Item 601 of Regulation S-K, filed as part of this Registration Statement on Form S-8:

  Exhibit No.
Regulation S-K
   Item 601
  Designation          Exhibit Description
---------------        -------------------
3(a)              Restated Certificate of Incorporation of CH Energy Group, Inc.
                  under Section 807 of the Business Corporation Law*

3(b)              By-laws of CH Energy Group, Inc.**

5 Opinion of Thompson Hine LLP with respect to the legality of the Obligations registered hereunder.

10(iii)26         CH Energy Group, Inc. Directors and Executives Deferred
                  Compensation Plan.

23(a)             Consent of PricewaterhouseCoopers LLP

23(b) Consent of Thompson Hine LLP (included in the opinion filed as Exhibit No. 5)

24                Powers of Attorney of Directors and Officers

----------

* Incorporated herein by reference to the Annual Report, on Form 10-K, of CH Energy Group, Inc. for the fiscal year ended December 31, 2002.

** Incorporated herein by reference to the Quarterly Report, on Form 10-Q, of CH Energy Group, Inc. for the quarterly period ended June 30, 2003.